Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Natural Alternatives International, Inc., a Delaware corporation, does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 of Natural Alternatives International, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Natural Alternatives International, Inc.

Date: November 13, 2008	/s/ Mark A. LeDoux
Mark A. LeDoux, Chief Executive Officer

Date: November 13, 2008	/s/ Kenneth E. Wolf
Kenneth E. Wolf, Chief Financial Officer

The foregoing certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.